                                EXHIBIT (8)(vii)

 ADDENDUM TO PARTICIPATION AGREEMENT BETWEEN VARIABLE INSURANCE PRODUCT FUNDS,
       FIDELITY DISTRIBUTORS CORPORATION AND PFL LIFE INSURANCE COMPANY.

                        Participation Agreement Addendum

                                   SCHEDULE A
                                   ----------
                                    Accounts
                                    --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among the VIP Funds, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                                                Date of Resolutions of
                                                                 Company's Board which
     Name of Contracts              Name of Accounts           established the Accounts
----------------------------  -----------------------------   ----------------------------
    Fidelity Income Plus        Fidelity Variable Annuity         August 24, 1979 (by an
    Individual Variable                  Account                  affiliate subsequently
     Annuity Contracts                                            acquired by the Company)

   PFL Retirement Builder      Retirement Builder Variable
     Individual Variable             Annuity Account                March 29, 1996
      Annuity Contracts



In witness whereof, we have hereunto set our hand as of the dates indicated:


                                        PFL Life Insurance Company

4/19/96                                 By:    /s/  Ronald L. Ziegler
-------                                        -------------------------------
Date Signed
                                        Title:  Vice President & Actuary
                                                ------------------------------


                                        Variable Insurance Products Fund

4/29/96                                 By:    /s/  J. Gary Burkead
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Date Signed
                                        Title:  Senior Vice President
                                                ------------------------------


                                        Fidelity Distributors Corporation

4/23/96                                 By:    /s/  Neil Litvack
-------                                        ------------------------------
Date Signed
                                        Title:  President
                                                ------------------------------